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                                                                   EXHIBIT 23(b)



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Independent Auditors" in Amendment No. 1 to the Registration Statement on Form S-4 and related proxy statement/prospectus of Texas Instruments Incorporated for the registration of its common stock in connection with the merger of Texas Instruments Incorporated with Burr-Brown Corporation, and to the incorporation by reference therein of our report dated January 17, 2000, with respect to the consolidated financial statements and schedule of Burr-Brown Corporation included in its annual report on Form 10-K for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                                         /s/ ERNST & YOUNG LLP

Tucson, Arizona
July 18, 2000